EXHIBIT 99.1

                                 News Release

For Information Contact:
Kelly McGriff, Treasurer and Vice President, Investor Relations (563) 272-7967
Kurt A. Tjaden, Vice President and Chief Financial Officer (563) 272-7400

HNI CORPORATION ANNOUNCES RESULTS FOR
FIRST QUARTER FISCAL 2010

MUSCATINE, Iowa (April 21, 2010) – HNI Corporation (NYSE:  HNI) today announced sales of $363.5 million and a loss from continuing operations of ($4.1) million for the first quarter ending April 3, 2010.  Net loss per diluted share from continuing operations for the quarter was ($0.09) or ($0.06) on a non-GAAP basis when excluding restructuring and impairment charges, transition costs and non-operating gains.

First Quarter Summary Comments
"Demand in our core segments stabilized during the first quarter.  We continued to improve our network distribution model, reduced day-to-day costs across our business and realized the benefit of our structural cost reset in 2009.  Our cost improvement actions, combined with past investments in our selling models and long-term growth initiatives allowed us to deliver improved results versus prior year and exceed first quarter expectations," said Stan Askren, HNI Corporation Chairman, President and Chief Executive Officer.

First Quarter
Dollars in millions except per share data	Three Months Ended
	4/03/2010	4/04/2009	Percent Change

Net sales	$363.5	$396.8	-8.4%
Gross margin	$119.2	$122.6	-2.8%
Gross margin %	32.8%	30.9%
SG&A	$124.6	$139.0	-10.4%
SG&A %	34.3%	35.0%
Operating income (loss)	$(5.5)	$(16.4)	66.7%
Operating income (loss) %	-1.5%	-4.1%
Income (loss) from continuing operations	$(4.1)	$(11.7)	64.6%

Earnings per share from continuing operations attributable to Parent Company - diluted	$(0.09)	$(0.26)	65.4%

First Quarter Results – Continuing Operations
•	Consolidated net sales decreased $33.3 million or 8.4 percent to $363.5 million.
•
Gross margins were 1.9 percentage points higher than prior year primarily due to lower material costs and cost reduction initiatives partially offset by lower volume and price realization and higher restructuring and transition costs.

•
Total selling and administrative expenses, including restructuring charges, decreased $14.4 million or 10.4% due to cost control initiatives, lower volume related costs, improved distribution efficiencies and lower restructuring and transition costs.

•
The Corporation's first quarter results included $2.8 million of restructuring and transition costs of which $1.5 million were included in cost of sales.  These included $2.6 million associated with shutdown and consolidation of production of office furniture manufacturing locations net of a non-operating gain and $0.2 million related to restructuring of hearth operations.  Included in 2009 were $5.1 million of restructuring charges.

•	The Corporation estimates additional charges related to various restructuring initiatives will impact pre-tax earnings by $5.9 million over the remainder of 2010.

First Quarter – Non-GAAP Financial Measures – Continuing Operations (Reconciled with most comparable GAAP financial measures)
Dollars in millions except per share data	Three Months Ended			Three Months Ended
		4/03/2010			4/04/2009
	Gross Profit	Operating (Loss)	EPS	Gross Profit	Operating (Loss)	EPS
As reported (GAAP)	$119.2	$(5.5)	$(0.09)	$122.7	$(16.4)	$(0.26)
% of net sales	32.8%	-1.5%		30.9%	-4.1%

Restructuring and impairment	$0.6	$2.4	$0.03	-	$5.1	$0.07
Transition costs	$0.9	$0.9	$0.01	-	-	-
Non-operating gain	-	$(0.5)	$(0.01)	-	-	-

Results (non-GAAP)	$120.7	$(2.7)	$(0.06)	$122.7	$(11.3)	$(0.19)
% of net sales	33.2%	-0.7%		30.9%	-2.8%

Cash flow from operations for the quarter was ($25.4) million compared to $5.6 million last year.  Operating cash flow results in 2009 were positively impacted by reductions in accounts receivable due to decreased revenue.  Capital expenditures were $4.8 million in 2010 compared to $4.6 million in 2009.

Discontinued Operations
The Corporation made a decision to sell a small, non-core business of the office furniture segment.  During the first quarter a pre-tax charge of $1.0 million was recorded to reduce the assets held for sale to fair market value.  In addition the Corporation sold a small, non-core component of the hearth products segment during the first quarter.  A pre-tax charge of $0.4 million was recorded at the time of sale.  Revenues and expenses associated with these business operations are presented as discontinued operations for all periods presented in the financial statements.

Office Furniture
Dollars in millions	Three Months Ended		Percent Change
	4/03/2010	4/04/2009
Sales	$300.0	$330.8	-9.3%
Operating profit	$6.2	$0.7	842.2%
Operating profit %	2.1%	0.2%

First Quarter – Non-GAAP Financial Measures (Reconciled with most comparable GAAP financial measures)
	Three Months Ended		Percent
Dollars in millions	4/03/2010	4/04/2009	Change

Operating profit as reported (GAAP)	$6.2	$0.7	842.2%
% of Net Sales	2.1%	0.2%

Restructuring and impairment	$1.7	$3.0
Transition costs	$1.4	-
Non-operating gain	$(0.5)

Operating profit (non-GAAP)	$8.8	$3.7	141.6%
% of Net Sales	2.9%	1.1%

•	First quarter sales for the office furniture segment decreased to $300.0 million. The decrease was across all channels of the Corporation's office furniture segment.
•
First quarter operating profit increased $5.6 million.  Operating profit was positively impacted by lower material costs, improved distribution efficiencies, cost reduction initiatives and a non-operating gain.  These were partially offset by lower volume and price realization.

Hearth Products
Dollars in millions	Three Months Ended		Percent Change
	4/03/2010	4/04/2009
Sales	$63.5	$66.0	-3.9%
Operating profit (Loss)	$(2.9)	$(11.3)	74.4%
Operating profit %	-4.6%	-17.2%

First Quarter – Non-GAAP Financial Measures (Reconciled with most comparable GAAP financial measures)
	Three Months Ended		Percent
Dollars in millions	4/03/2010	4/04/2009	Change

Operating profit as reported (GAAP)	$(2.9)	$(11.3)	74.4%
% of Net Sales	-4.6%	-17.2%

Restructuring and impairment	$0.1	$2.1
Transition costs	$0.1	-

Operating profit (non-GAAP)	$(2.7)	$(9.2)	70.8%
% of net sales	-4.3%	-14.0%

•	First quarter sales for the hearth products segment decreased $2.6 million driven by a decline in the remodel-retrofit channel partially offset by an increase in the new construction channel.
•
First quarter operating profit increased $8.4 million.  Operating profit was positively impacted by cost reduction initiatives and lower material and restructuring costs partially offset by lower volume and price realization.

Outlook

"We are encouraged by the recent trends in both the hearth and office furniture markets.  We will continue to strengthen our businesses by investing in selling and growth initiatives, improving operations, resetting cost structure and fiercely managing cash.  I am excited and optimistic about the future.  The company is financially strong and well positioned to benefit disproportionately as the markets improve," said Mr. Askren.

The Corporation remains focused on creating long-term shareholder value by growing its business through investment in building brands, product solutions and selling models, enhancing its strong member-owner culture, and remaining focused on its long-standing rapid continuous improvement programs to build best total cost and a lean enterprise.

Conference Call
HNI Corporation will host a conference call on Thursday, April 22, 2010 at 10:00 a.m. (Central) to discuss first quarter results.  To participate, call the conference call line at 1-800-398-9389.  A replay of the conference call will be available until Thursday, April 29, 11:59 p.m. (Central).  To access this replay, dial 1-800-475-6701 – Access Code:  153086.  A link to the simultaneous web cast can be found on the Corporation's website at www.hnicorp.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures.  A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company.  Pursuant to the requirements of Regulation G, the Corporation has provided a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within this earnings release are:  gross profit, operating income (loss), operating profit (loss) and net income (loss) per diluted share from continuing operations (i.e., EPS), excluding restructuring and impairment charges, transition costs and non-operating gains.  These measures are presented because management uses this information to monitor and evaluate financial results and trends.  Management believes this information is also useful for investors.

HNI Corporation is a NYSE traded company (ticker symbol:  HNI) providing products and solutions for the home and workplace environments.  HNI Corporation is the second largest office furniture manufacturer in the world and is also the nation's leading manufacturer and marketer of gas- and wood-burning fireplaces.  The Corporation's strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Maxon®, Lamex®, HBF® , Heatilator®, Heat & Glo™, Quadra-Fire® and Harman Stove™ have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  More information can be found on the Corporation's website at www.hnicorp.com.

Statements in this release that are not strictly historical, including statements as to plans, outlook, objectives and future financial performance, are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," "hope," "intend," "likely," "may," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and variations of such words and similar expressions identify forward-looking statements.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual results in the future to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives for the entire Corporation, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) ability to maintain its effective tax rate, (f) repurchases of common stock, and (g) consolidation and logistical realignment initiatives; uncertainty related to the availability of cash and credit, and the terms and interest rates on which credit would be available, to fund operations and future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions, including the recent credit crisis, slow or negative growth rates in global and domestic economies and the protracted decline in the domestic housing market; lower industry growth than expected; major disruptions at key facilities or in the supply of any key raw materials, components or finished goods; uncertainty related to disruptions of business by terrorism, military action, epidemic, acts of God or other Force Majeure events; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials (including steel and petroleum based materials); higher than expected costs for energy and fuel; changes in the mix of products sold and of customers purchasing; relationships with distribution channel partners, including the financial viability of distributors and dealers; restrictions imposed by the terms of the Corporation's revolving credit facility and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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HNI CORPORATION
Unaudited Condensed Consolidated Statement of Operations
	Three Months Ended
(Dollars in thousands, except per share data)	Apr. 3, 2010	Apr. 4, 2009
Net Sales	$363,506	$396,829
Cost of products sold	244,326	274,183
Gross profit	119,180	122,646
Selling and administrative expenses	122,800	133,938
Restructuring and impairment charges	1,834	5,085
Operating income (loss)	(5,454)	(16,377)
Interest income	88	135
Interest expense	2,723	3,198
Income (loss) from continuing operations before income taxes	(8,089)	(19,440)
Income taxes	(3,947)	(7,742)
Income (loss) from continuing operations, less applicable income taxes	(4,142)	(11,698)
Discontinued operations, less applicable income taxes	(1,711)	(161)
Net income (loss)	(5,853)	(11,859)
Less: Net income attributable to the noncontrolling interest	133	27
Net income (loss) attributable to Parent Company	$(5,986)	$(11,886)
Income (loss) from continuing operations attributable to Parent Company per common share-basic	$(0.09)	$(0.26)
Discontinued operations attributable to Parent Company per common share-basic	$(0.04)	$(0.01)
Net income (loss) attributable to Parent Company common shareholders – basic	$(0.13)	$(0.27)
Average number of common shares outstanding – basic	45,166,450	44,612,079
Income (loss) from continuing operations attributable to Parent Company per common share-diluted	$(0.09)	$(0.26)
Discontinued operations attributable to Parent Company per common share-diluted	$(0.04)	$(0.01)
Net income (loss) attributable to Parent Company common shareholders – diluted	$(0.13)	$(0.27)
Average number of common shares outstanding - diluted	45,166,450	44,612,079

Unaudited Condensed Consolidated Balance Sheet

Assets	As of		Liabilities and Shareholders' Equity	As of
(Dollars in thousands)	Apr. 3, 2010	Jan. 2, 2010		Apr.3, 2010	Jan. 2, 2010
Cash and cash equivalents	$43,041	$87,374	Accounts payable and
Short-term investments	7,972	5,994	accrued expenses	$255,614	$299,718
Receivables	157,467	163,732	Note payable and current
Inventories	64,925	65,144	maturities of long-term debt	50,009	39
Deferred income taxes	18,508	20,299	Current maturities of other
Prepaid expenses and			long-term obligations	321	385
other current assets	23,040	17,728
Current assets	314,953	360,271	Current liabilities	305,944	300,142

			Long-term debt	150,000	200,000
			Other long-term liabilities	48,607	50,332
Property and equipment – net	250,890	260,102	Deferred income taxes	22,521	24,227
Goodwill	260,628	261,114
Other assets	109,224	112,839	Parent Company shareholders' equity	408,148	419,284
			Noncontrolling interest	475	341
			Shareholders' equity	408,623	419,625
Total assets	$935,695	$994,326	Total liabilities and shareholders' equity	$935,695	$994,326

Unaudited Condensed Consolidated Statement of Cash Flows

	Three Months Ended
(Dollars in thousands)	Apr. 3, 2010	Apr. 4, 2009
Net cash flows from (to) operating activities	$(25,402)	$5,629
Net cash flows from (to) investing activities:
Capital expenditures	(4,799)	(4,616)
Acquisition spending	-	-
Other	25	3,564
Net cash flows from (to) financing activities	(14,157)	(21,985)
Net increase (decrease) in cash and cash equivalents	(44,333)	(17,408)
Cash and cash equivalents at beginning of period	87,374	39,538
Cash and cash equivalents at end of period	$43,041	$22,130

Business Segment Data
	Three Months Ended
(Dollars in thousands)	Apr. 3, 2010	Apr. 4, 2009
Net sales:
Office furniture	$300,032	$330,800
Hearth products	63,474	66,029
	$363,506	$396,829

Operating profit (loss):
Office furniture
Operations before restructuring and impairment charges	$7,980	$3,652
Restructuring and impairment charges	(1,733)	(2,989)
Office furniture – net	6,247	663
Hearth products
Operations before restructuring and impairment charges	(2,805)	(9,237)
Restructuring and impairment charges	(101)	(2,096)
Hearth products - net	(2,906)	(11,333)
Total operating profit	3,341	(10,671)
Unallocated corporate expense	(11,430)	(8,770)
Income before income taxes	$(8,089)	$(19,441)

Depreciation and amortization expense:
Office furniture	$11,641	$13,165
Hearth products	3,779	5,014
General corporate	640	1,061
	$16,060	$19,240

Capital expenditures – net:
Office furniture	$3,561	$2,910
Hearth products	442	1,469
General corporate	796	237
	$4,799	$4,616

	As of Apr. 3, 2010	As of Apr. 4, 2009
Identifiable assets:
Office furniture	$565,226	$659,776
Hearth products	284,881	321,115
General corporate	85,588	97,043
	$935,695	$1,077,934

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